UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2011

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other  Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 17, 2011, Polypore International, Inc. (the “Company”) issued a press release announcing the public offering of an aggregate of 4,500,000 shares of its common stock by certain selling stockholders of the Company, including Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P., and certain executive officers of the Company. The selling stockholders will receive all of the proceeds from the offering. No shares are being sold by the Company.  On March 18, 2011, the Company issued a press release announcing the pricing of the offering at a public offering price of $52.75 per share.  The offering is expected to close on March 23, 2011.

The press releases are filed as Exhibits 99.1 and 99.2 to this Current Report and are incorporated herein by reference as if set forth in full.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.              Financial Statements and Exhibits.

(d)                Exhibits.

Exhibit No.	Description

99.1	Press Release of Polypore International, Inc., dated March 17, 2011.
99.2	Press Release of Polypore International, Inc., dated March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.
(Registrant)

Date: March 18, 2011	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer